NEWS RELEASE
CONTACT:	1775 Eye Street, NW
Tejal R. Engman	Washington, DC 20006
Director of Investor Relations	Tel 202-774-3200
E-Mail: tengman@washreit.com	Fax 301-984-9610
www.washreit.com

April 23, 2015

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES FIRST QUARTER FINANCIAL AND OPERATING RESULTS
Company Posts Significant Year-over-Year NOI and FFO Growth and Announces 214th Consecutive Quarterly Dividend
Washington Real Estate Investment Trust (“Washington REIT” or the “Company”) (NYSE: WRE), a leading owner and operator of commercial and multifamily properties in the Washington, DC area, reported financial and operating results today for the quarter ended March 31, 2015:

First Quarter 2015 Highlights

•	Generated Core Funds from Operations (FFO) of $0.38 per fully diluted share for the quarter, a 5.6% or $0.02 increase over first quarter 2014

•	Achieved same-store Net Operating Income (NOI) growth of 3.1% and cash NOI growth of 7.2% over first quarter 2014

•	Improved overall same-store physical occupancy to 92.9%, 270 basis points higher than the first quarter of 2014

•
Executed new and renewal commercial leases totaling 318,000 square feet at an average rental rate increase of 15.3% over in-place rents for new leases and an average rental rate increase of 7.2% over in-place rents for renewal leases

•	Sold Country Club Towers, a Class B apartment building located in Arlington, Virginia, for $37.8 million

•	Reaffirmed 2015 Core FFO guidance of $1.66 to $1.74 per fully diluted share

"We have made substantial progress executing our stated strategy over the past year and continue to operationally outperform in nearly all of our sub markets. Our first quarter results were impacted by heavier-than-anticipated seasonal expenses related to snow removal and utilities that disproportionately affected several of our big box retail centers, yet we were still able to achieve year-over-year growth in NOI and occupancy in a highly-competitive market landscape," said Paul T. McDermott, President and Chief Executive Officer.

"We remain committed to our strategic plan to elevate the quality of our portfolio. One way in which we execute our strategy is through the recycling of legacy assets in our portfolio. The favorable market reception received on the Country Club Towers sale this quarter continues to demonstrate our ability to further monetize certain legacy assets. We remain confident in the actions we are taking to transform Washington REIT into a best-in-class owner and operator of real estate in the Washington, DC metro area and to position our company for long-term growth and shareholder value-creation," said Mr. McDermott.

Financial Highlights

Core Funds from Operations(1), defined as Funds from Operations(1) (FFO) excluding expenses related to acquisition and structuring activities, gains or losses on extinguishment of debt, executive transition costs and severance expense, impairment and relocation expenses, was $25.7 million, or $0.38 per diluted share, for the quarter ended March 31, 2015, compared to $24.1 million, or $0.36 per diluted share, for the corresponding prior year period. Core FFO was negatively impacted in the first quarter by unusually high adverse-weather-related expenses and an increase in real estate taxes, primarily in DC. Further detail will be provided by management on the earnings call.

Washington Real Estate Investment Trust

FFO for the quarter ended March 31, 2015 was $24.4 million, or $0.36 per diluted share, compared to $21.0 million, or $0.31 per diluted share, for the corresponding prior period despite also being negatively impacted by the factors mentioned above.

Net income attributable to the controlling interests for the quarter ended March 31, 2015 was $29.5 million, or $0.43 per diluted share, compared to $104.6 million, or $1.56 per diluted share, in the corresponding prior period, due to the recognition of the gain on the sale of the medical office portfolio in 2014.

Operating Results

The Company's overall portfolio Net Operating Income (NOI)(2) was $45.6 million for the quarter ended March 31, 2015, compared to $42.3 million in the corresponding prior period. Overall portfolio physical occupancy for the first quarter was at 89.5%, compared to 88.4% at the end of the first quarter last year and 90.5% at year end 2014.

Same-store(3) portfolio physical occupancy for the first quarter was 92.9%, compared to 90.2% at March 31, 2014 and 93.2% at year end 2014. Same-store portfolio NOI and cash NOI for the first quarter increased 3.1% and 7.2% respectively, compared to the same period one year ago.

▪
Office: 56% of Total NOI - Office properties' same-store NOI and cash NOI for the first quarter increased 3.2% and 9.3%, respectively, compared to the corresponding prior period. Rental rates decreased by 0.2% while same-store physical occupancy increased 430 basis points over last year to 91.2%. Sequentially, same-store physical occupancy decreased 90 basis points compared to the fourth quarter of 2014 driven largely by Washington REIT's own relocation out of its corporate office space at 6110 Executive Boulevard to 1775 Eye Street, a non same-store property.

▪
Retail: 25% of Total NOI - Retail properties' same-store NOI and cash NOI for the first quarter increased 5.3% and 7.1% respectively, compared to the corresponding prior period. Rental rate growth was 2.8% while same-store physical occupancy increased 110 basis points over last year to 94.7%. Sequentially, same-store physical occupancy increased 20 basis points compared to the fourth quarter of 2014.

▪
Multifamily: 19% of Total NOI - Multifamily properties' same-store NOI and cash NOI was flat and increased 1.5%, respectively, compared to the corresponding prior period. Rental rates decreased 2.4% while same-store physical occupancy increased 160 basis points over last year to 94.1%. Sequentially, same-store physical occupancy increased 10 basis points compared to the fourth quarter of 2014.

Leasing Activity

During the first quarter, Washington REIT signed commercial leases totaling 318,000 square feet, including 72,000 square feet of new leases and 246,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions and Incentives
New:
Office	61,000	7.5	$35.39	12.6%	$53.24	$34.22
Retail	11,000	11.0	52.79	27.0%	32.56	69.53
Total	72,000	8.0	38.01	15.3%	50.12	39.54

Renewal:
Office	135,000	4.8	$37.98	7.7%	$4.08	$6.88
Retail	111,000	5.4	17.06	5.7%	1.37	2.19
Total	246,000	5.1	28.53	7.2%	2.85	4.76

Washington Real Estate Investment Trust

Disposition Activity

On March 20, 2015, Washington REIT successfully sold Country Club Towers, a 159,000 square foot Class B high-rise of 227 units located in Arlington, Virginia for $37.8 million, or $166,520 per unit. Washington REIT acquired the property in 1969 for $2.9 million. The sale was structured as a reverse-1031 exchange transaction in connection with the Spring Valley Retail Center acquisition.

Earnings Guidance

Management reaffirms 2015 Core FFO guidance of $1.66 to $1.74 per fully diluted share. Washington REIT's 2015 Core FFO guidance is also based on a number of other factors, many of which are outside its control and all of which are subject to change. Washington REIT may change its guidance during the year as actual and anticipated results vary from these assumptions.

Dividends

On March 31, 2015, Washington REIT paid a quarterly dividend of $0.30 per share.

Washington REIT announced today that its Board of Trustees has declared a quarterly dividend of $0.30 per share to be paid on June 30, 2015 to shareholders of record on June 15, 2015.

Conference Call Information

The Conference Call for First Quarter Earnings is scheduled for Friday, April 24, 2015 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until May 8, 2015 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-660-6853
International Toll Number:        1-201-612-7415
Conference ID:                13599934

The live on-demand webcast of the Conference Call will be available on the Investor section of Washington REIT's website at www.washreit.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About Washington REIT

Washington REIT is a self-administered, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. Washington REIT owns a diversified portfolio of 55 properties, totaling approximately 7 million square feet of commercial space and 2,826 multifamily units, and land held for development. These 55 properties consist of 25 office properties, 17 retail centers and 13 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: Washington REIT's press releases and supplemental financial information are available on the company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements in this earnings release preceded by, followed by or that include the words “believe,” “expect,” “intend,” “anticipate,” “potential,” “project,” “will” and other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of

Washington Real Estate Investment Trust

newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2014 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of Washington REIT's operating portfolio and affect the comparative measurement of Washington REIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs and severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments not already excluded from FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs and real estate impairment. We also present NOI on a cash basis ("cash NOI") which is calculated as NOI less the impact of straight-lining of rent and amortization of market intangibles. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated and excludes properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. A non-same-store property is one that was acquired, under redevelopment or development, or placed into service during either of the periods being evaluated. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Properties under redevelopment or development are included within the non-same-store properties beginning in the period during which redevelopment or development activities commence. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
	1st QTR	1st QTR	1st QTR	1st QTR
Segment	2015	2014	2015	2014
Multifamily	94.1%	92.5%	89.5%	92.2%
Office	91.2%	86.9%	86.7%	83.7%
Retail	94.7%	93.6%	94.7%	93.6%

Overall Portfolio	92.9%	90.2%	89.5%	88.4%

(i) Same-store properties include all stabilized properties that were owned for the entirety of the current and prior reporting periods, and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion. For Q1 2015 and Q1 2014, same-store properties exclude:

Multifamily Acquisition: Yale West;
Multifamily Development: The Maxwell;
Office Acquisitions: The Army Navy Club Building and 1775 Eye Street;
Office Redevelopment: Silverline Center;
Retail Acquisition: Spring Valley Retail Center.

Also excluded from same-store properties in Q1 2015 and Q1 2014 are:
Sold Properties:
Multifamily: Country Club Towers;
Retail: 5740 Columbia Road (parcel at Gateway Overlook).

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
OPERATING RESULTS	2015	2014
Revenue
Real estate rental revenue	$74,856	$68,611
Expenses
Real estate expenses	29,208	26,342
Depreciation and amortization	25,275	22,753
Acquisition costs	16	3,045
General and administrative	6,080	4,429
	60,579	56,569
Other operating income
Gain on sale of real estate	30,277	—
Real estate operating income	44,554	12,042
Other income (expense):
Interest expense	(15,348)	(14,530)
Other income	192	223
	(15,156)	(14,307)

Income (loss) from continuing operations	29,398	(2,265)

Discontinued operations:
Income from operations of properties sold or held for sale	—	546
Gain on sale of real estate	—	106,273
Income from discontinued operations	—	106,819
Net income	29,398	104,554
Less: Net loss attributable to noncontrolling interests in subsidiaries	108	—
Net income attributable to the controlling interests	$29,506	$104,554

Income (loss) from continuing operations	29,398	(2,265)
Continuing operations real estate depreciation and amortization	25,275	22,753
Gain on sale of real estate (classified as continuing operations)	(30,277)	—
Funds from continuing operations(1)	$24,396	$20,488

Income from operations of properties sold or held for sale	—	546
Funds from discontinued operations	—	546

Funds from operations(1)	$24,396	$21,034

Tenant improvements	(3,730)	(5,300)
External and internal leasing commissions capitalized	(1,606)	(1,239)
Recurring capital improvements	(689)	(888)
Straight-line rents, net	407	(353)
Non-cash fair value interest expense	35	195
Non real estate depreciation & amortization of debt costs	938	872
Amortization of lease intangibles, net	768	239
Amortization and expensing of restricted share and unit compensation	1,826	1,041
Funds available for distribution(4)	$22,345	$15,601

Washington Real Estate Investment Trust

		Three Months Ended March 31,
Per share data:		2015	2014
Income (loss) from continuing operations	(Basic)	$0.43	$(0.04)
	(Diluted)	$0.43	$(0.04)
Net income	(Basic)	$0.43	$1.56
	(Diluted)	$0.43	$1.56
Funds from continuing operations	(Basic)	$0.36	$0.31
	(Diluted)	$0.36	$0.31
Funds from operations	(Basic)	$0.36	$0.31
	(Diluted)	$0.36	$0.31

Dividends paid		$0.3000	$0.3000

Weighted average shares outstanding		68,141	66,701
Fully diluted weighted average shares outstanding		68,191	66,701
Fully diluted weighted average shares outstanding (for FFO)		68,191	66,750

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31, 2015
	(unaudited)	December 31, 2014
Assets
Land	$543,247	$543,546
Income producing property	1,932,908	1,927,407
	2,476,155	2,470,953
Accumulated depreciation and amortization	(649,279)	(640,434)
Net income producing property	1,826,876	1,830,519
Properties under development or held for future development	65,656	76,235
Total real estate held for investment, net	1,892,532	1,906,754
Cash and cash equivalents	40,025	15,827
Restricted cash	13,095	10,299
Rents and other receivables, net of allowance for doubtful accounts of $2,912 and $3,392, respectively	60,215	59,745
Prepaid expenses and other assets	117,367	121,082
Total assets	$2,123,234	$2,113,707

Liabilities
Notes payable	$747,335	$747,208
Mortgage notes payable	419,250	418,525
Lines of credit	30,000	50,000
Accounts payable and other liabilities	65,447	54,318
Advance rents	14,471	12,528
Tenant security deposits	8,892	8,899
Total liabilities	1,285,395	1,291,478

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 68,126 and 67,819 shares issued and outstanding, respectively	681	678
Additional paid-in capital	1,191,123	1,184,395
Distributions in excess of net income	(356,531)	(365,518)
Total shareholders' equity	835,273	819,555

Noncontrolling interests in subsidiaries	2,566	2,674
Total equity	837,839	822,229

Total liabilities and equity	$2,123,234	$2,113,707

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Three Months Ended March 31, 2015	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$7,657	$22,536	$10,920	$41,113
Add: Net operating income from non-same-store properties(3)	1,096	2,816	623	4,535
Total net operating income(2)	$8,753	$25,352	$11,543	$45,648
Add/(deduct):
Other income				192
Acquisition costs				(16)
Interest expense				(15,348)
Depreciation and amortization				(25,275)
General and administrative expenses				(6,080)
Gain on sale of real estate (classified as continuing operations)				30,277
Net income				29,398
Less: Net loss attributable to noncontrolling interests in subsidiaries				108
Net income attributable to the controlling interests				$29,506

Three Months Ended March 31, 2014	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$7,656	$21,837	$10,373	$39,866
Add: Net operating income from non-same-store properties(3)	851	1,531	21	2,403
Total net operating income(2)	$8,507	$23,368	$10,394	$42,269
Add/(deduct):
Other income				223
Acquisition costs				(3,045)
Interest expense				(14,530)
Depreciation and amortization				(22,753)
General and administrative expenses				(4,429)
Discontinued operations:
Income from operations of properties sold or held for sale				546
Gain on sale of real estate classified as discontinued operations				106,273
Net income				104,554
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$104,554

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended March 31,
		2015	2014
Net income		$29,398	$104,554
Add/(deduct):
Real estate depreciation and amortization		25,275	22,753
Gain on sale of real estate (classified as continuing operations)		(30,277)	—
Discontinued operations:
Gain on sale of real estate		—	(106,273)
Funds from operations(1)		24,396	21,034
Add/(deduct):
Acquisition and structuring expenses		234	3,045
Severance expense		1,001	48
Relocation expense		64	—
Core funds from operations(1)		$25,695	$24,127

		Three Months Ended March 31,
Per share data:		2015	2014
Funds from operations	(Basic)	$0.36	$0.31
	(Diluted)	$0.36	$0.31
Core FFO	(Basic)	$0.38	$0.36
	(Diluted)	$0.38	$0.36

Weighted average shares outstanding		68,141	66,701
Fully diluted weighted average shares outstanding		68,191	66,750